--------------------------------------------------------------------------------



                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                             DATED AS OF AUGUST 25, 1998



                                        AMONG



                                    OAKLEY, INC.,
                                     AS BORROWER,

                              THE LENDERS LISTED HEREIN,
                                     AS LENDERS,

                                         AND

               BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                      AS AGENT


--------------------------------------------------------------------------------

                                    OAKLEY, INC.

                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                 TABLE OF CONTENTS

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                                                                            PAGE
SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . .8

     1.2    Accounting Terms; Utilization of GAAP for Purposes of
               Calculations Under Agreement. . . . . . . . . . . . . . . . . .25

     1.3    Other Definitional Provisions. . . . . . . . . . . . . . . . . . .26

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . . . . .26

     2.1    Commitments; Making of Loans; the Register; Optional Notes . . . .26

     2.2    Interest on the Loans. . . . . . . . . . . . . . . . . . . . . . .32

     2.3    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35

     2.4    Repayments, Prepayments and Reductions in Revolving Loan
               Commitments; General Provisions Regarding Payments. . . . . . .35

     2.5    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .38

     2.6    Special Provisions Governing LIBOR Loans . . . . . . . . . . . . .38

     2.7    Increased Costs; Taxes; Capital Adequacy . . . . . . . . . . . . .40

     2.8    Obligation of Lenders and Issuing Lender to Mitigate . . . . . . .44

     2.9    Replacement of Lenders . . . . . . . . . . . . . . . . . . . . . .44

SECTION 3.  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . .45

     3.1    Issuance of Letters of Credit and Lenders' Purchase of
               Participations Therein. . . . . . . . . . . . . . . . . . . . .45

     3.2    Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . .47

     3.3    Drawings and Reimbursement of Amounts Drawn Under Letters of
               Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . .48

     3.4    Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . .50

     3.5    Indemnification; Nature of Issuing Lender's Duties . . . . . . . .51

     3.6    Increased Costs and Taxes Relating to Letters of Credit. . . . . .52

     3.7    Letter of Credit Agreement . . . . . . . . . . . . . . . . . . . .53


                                          2

SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT. . . . . . . . . . . . .53

     4.1    Conditions to Revolving Loans and Swing Line Loans . . . . . . . .53

     4.2    Conditions to All Loans. . . . . . . . . . . . . . . . . . . . . .55

     4.3    Conditions to Letters of Credit. . . . . . . . . . . . . . . . . .55

SECTION 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .56

     5.1    Organization, Powers, Qualification, Good Standing, Business
               and Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .56

     5.2    Authorization of Borrowing, etc. . . . . . . . . . . . . . . . . .57

     5.3    Financial Condition. . . . . . . . . . . . . . . . . . . . . . . .58

     5.4    No Material Adverse Change . . . . . . . . . . . . . . . . . . . .58

     5.5    Title to Properties; Liens . . . . . . . . . . . . . . . . . . . .58

     5.6    Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . . .59

     5.7    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . .59

     5.8    Performance of Agreements; Materially Adverse Agreements . . . . .59

     5.9    Governmental Regulation. . . . . . . . . . . . . . . . . . . . . .59

     5.10   Securities Activities. . . . . . . . . . . . . . . . . . . . . . .60

     5.11   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .60

     5.12   Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .60

     5.13   Environmental Protection . . . . . . . . . . . . . . . . . . . . .60

     5.14   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . .60

     5.15   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

     5.16   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

     5.17   Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

SECTION 6.  COMPANY'S AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . .61

     6.1    Financial Statements and Other Reports . . . . . . . . . . . . . .62

     6.2    Corporate Existence, etc.. . . . . . . . . . . . . . . . . . . . .65

     6.3    Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . .65

     6.4    Maintenance of Properties; Insurance . . . . . . . . . . . . . . .66

     6.5    Inspection; Lender Meeting . . . . . . . . . . . . . . . . . . . .66

     6.6    Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . .66

     6.7    Environmental Compliance and Disclosure. . . . . . . . . . . . . .66


                                          3

     6.8    Material Subsidiaries. . . . . . . . . . . . . . . . . . . . . . .67

     6.9    Guarantor Documents. . . . . . . . . . . . . . . . . . . . . . . .67

     6.10   Pledge Documents.. . . . . . . . . . . . . . . . . . . . . . . . .68

SECTION 7.  COMPANY'S NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . .68

     7.1    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .68

     7.2    Liens and Related Matters. . . . . . . . . . . . . . . . . . . . .69

     7.3    Investments; Joint Ventures. . . . . . . . . . . . . . . . . . . .71

     7.4    Contingent Obligations . . . . . . . . . . . . . . . . . . . . . .72

     7.5    Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . .73

     7.6    Restriction on Fundamental Changes; Asset Sales and
               Acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . .74

     7.7    Sales and Lease-Backs. . . . . . . . . . . . . . . . . . . . . . .75

     7.8    Sale or Discount of Receivables. . . . . . . . . . . . . . . . . .75

     7.9    Transactions with Principal Shareholders and Affiliates. . . . . .75

     7.10   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . .76

     7.11   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .76

SECTION 8.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .76

     8.1    Failure to Make Payments When Due. . . . . . . . . . . . . . . . .76

     8.2    Default in Other Agreements. . . . . . . . . . . . . . . . . . . .76

     8.3    Breach of Certain Covenants. . . . . . . . . . . . . . . . . . . .77

     8.4    Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . .77

     8.5    Other Defaults Under Loan Documents. . . . . . . . . . . . . . . .77

     8.6    Involuntary Bankruptcy; Appointment of Receiver, etc.. . . . . . .77

     8.7    Voluntary Bankruptcy; Appointment of Receiver, etc.. . . . . . . .78

     8.8    Judgments and Attachments. . . . . . . . . . . . . . . . . . . . .78

     8.9    Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . . .78

     8.10   Invalidity of Guaranty . . . . . . . . . . . . . . . . . . . . . .78

     8.11   Failure of Security. . . . . . . . . . . . . . . . . . . . . . . .79

     8.12   Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . .79

     8.13   Change in Control. . . . . . . . . . . . . . . . . . . . . . . . .79

SECTION 9.  AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .80

     9.1    Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . .80


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

     9.2    Powers; General Immunity . . . . . . . . . . . . . . . . . . . . .81

     9.3    Representations and Warranties; No Responsibility For
               Appraisal of Creditworthiness . . . . . . . . . . . . . . . . .82

     9.4    Right to Indemnity . . . . . . . . . . . . . . . . . . . . . . . .82

     9.5    Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . .83

     9.6    Collateral Documents . . . . . . . . . . . . . . . . . . . . . . .84

SECTION 10. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .84

     10.1   Assignments and Participations in Loans and Letters of Credit. . .84

     10.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .86

     10.3   Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .87

     10.4   Set-Off; Security Interest in Deposit Accounts . . . . . . . . . .87

     10.5   Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . . . .88

     10.6   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .88

     10.7   Independence of Covenants. . . . . . . . . . . . . . . . . . . . .89

     10.8   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .89

     10.9   Survival of Representations, Warranties and Agreements . . . . . .90

     10.10  Failure or Indulgence Not Waiver; Remedies Cumulative. . . . . . .90

     10.11  Marshalling; Payments Set Aside. . . . . . . . . . . . . . . . . .90

     10.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .90

     10.13  Obligations Several; Independent Nature of Lenders' Rights . . . .91

     10.14  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .91

     10.15  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . .91

     10.16  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .91

     10.17  Consent to Jurisdiction and Service of Process . . . . . . . . . .91

     10.18  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . .92

     10.19  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .92

     10.20  Counterparts; Effectiveness. . . . . . . . . . . . . . . . . . . .93

     10.21  Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . .93

     Signature pages . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

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


                                      EXHIBITS


I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV        FORM OF REVOLVING NOTE
V         FORM OF SWING LINE NOTE
VI        FORM OF COMPLIANCE CERTIFICATE
VII       FORMS OF OPINIONS OF COUNSEL TO COMPANY
VIII      FORM OF ASSIGNMENT AGREEMENT
IX        FORM OF COLLATERAL ACCOUNT AGREEMENT
X         FORM OF GUARANTY
XI        FORM OF LETTER OF CREDIT AGREEMENT
XII       FORM OF CONFORMATION OF SHAREHOLDER PLEDGE AGREEMENT

                                      SCHEDULES


2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1       EXISTING LETTERS OF CREDIT
5.1       SUBSIDIARIES OF COMPANY
7.1       CERTAIN EXISTING INDEBTEDNESS
7.2       CERTAIN EXISTING LIENS
7.3       CERTAIN EXISTING INVESTMENTS
7.9       CERTAIN PERMITTED AFFILIATE TRANSACTIONS

                                     OAKLEY, INC.

                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of August 25, 1998 and entered into by and among OAKLEY, INC., a Washington corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), as agent for Lenders (in such capacity, "AGENT").

                                   R E C I T A L S

          WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of August 15, 1995 ("EXISTING CREDIT AGREEMENT"), certain financial institutions, including certain of the Lenders, extended certain credit facilities to Company for working capital and other general corporate purposes;

          WHEREAS, Bazooka and other Domestic Subsidiaries that may become Guarantors in the future will be benefited by the making of the Loans hereunder and are therefore willing to guarantee all of the Obligations;

          WHEREAS, Company is willing to pledge 65% of the stock of Oakley Europe and any other Material Subsidiaries that are Foreign Subsidiaries to secure the Obligations;

          WHEREAS, Company, Agent and Lenders desire to amend and restate the Existing Credit Agreement in order to, among other things, (i) increase the aggregate amount of the Revolving Loan Commitment to $50,000,000, (ii) add The Chase Manhattan Bank as a Lender, (iii) revise certain covenants, and (iv) make certain other modifications;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree to amend and restate the Existing Credit Agreement as follows:



SECTION 1.  DEFINITIONS

1.1  Certain Defined Terms.

          The following terms used in this Agreement shall have the following meanings:

          "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6B.

          "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms

"controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5A.

          "AGREEMENT" means this Second Amended and Restated Credit Agreement dated as of August 25, 1998, as it may be amended, supplemented or otherwise modified from time to time.

          "ASSET SALE" means the sale or other disposition (whether voluntary or involuntary) by Company or any of its Subsidiaries to any Person other than Company or any of its Wholly-Owned Subsidiaries of any assets (whether tangible or intangible, including capital stock of Subsidiaries) of Company or any of its Subsidiaries outside the ordinary course of business; PROVIDED that cash distributions by Company in respect of its outstanding capital stock shall not be deemed "Asset Sales" for the purposes of this Agreement.

          "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT VIII annexed hereto.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BARTER" means Barter Optical, Inc., a Washington corporation.

          "BASE RATE" means, for any day, the higher of (a) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (b) the Reference Rate.

          "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BAZOOKA" means Bazooka, Inc., a State of Washington corporation.

          "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with

GAAP, are included (or should be included) in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CASH EQUIVALENTS" means, as at any date of determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's and (vii) in the case of funds held by any Foreign Subsidiary (a) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof), (b) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) investments of the type and maturity described in clause (i) through (v) above of foreign obligors (or the direct or indirect parents of such obligors) which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of Company or its Subsidiaries, comparable in investment quality to such investment and obligors (or the direct or indirect parent of such obligors), such investments under this clause (c) not to exceed an aggregate amount of $250,000.

          "CASH PROCEEDS" means, with respect to any issuance of Securities by Company or any of its Subsidiaries, cash payments received (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when the cash is so received) from such issuance of Securities.

          "CLOSING DATE" means August 25, 1998.

          "COLLATERAL" means the property of Company in which a security interest is created in favor of Agent and Lenders pursuant to the Collateral Documents.

          "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

          "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Agent on the Closing Date, substantially in the form of Exhibit X annexed hereto, pursuant to which Company may pledge cash to Agent to secure the obligations of Company to reimburse Issuing Lender for payments made under one or more Letters of Credit as provided in Section 8, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "COLLATERAL DOCUMENTS" means the Conformation of Shareholder Pledge Agreement, Oakley Europe Pledge Agreement, any other Pledge Agreement executed and delivered pursuant to subsection 6.8 and the Collateral Account Agreement.

          "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

          "COMPANY COMMON STOCK" means the common stock of Company, par value $.01 per share.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(iii).

          "CONFORMATION OF SHAREHOLDER PLEDGE AGREEMENT" means the Conformation of Shareholder Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of EXHIBIT XII annexed hereto, pursuant to which Company confirms the pledge of 65% of the shares of Oakley, Europe to Agent to secure the obligations of Company, as such Conformation of Shareholder Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, Net Income PLUS Non-Operating Charges to the extent such Non-Operating Charges have reduced Net Income, provided that the sum of all such Non-Operating Charges for the duration of this Agreement shall not exceed $10,000,000 in the aggregate and that such Non-Operating Charges shall not be added back for more than two fiscal quarters. The Company shall designate from time to time each fiscal quarter as to which it elects that such Non-Operating Charges shall be added back into Net Income. Once Company makes such an election, the election is irrevocable, and the Non-Operating Charges in the fiscal quarter elected shall thereafter be added back to the Net Income earned in the elected fiscal quarter subject to the limitations set forth above.

          "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes, if any, based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) non-cash charges reducing net income (excluding any charge constituting an extraordinary item or any such charge which requires an accrual of or a reserve for charges for any future period); LESS other non-cash items increasing net income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED FIXED CHARGES" means, for any period, (without duplication) the sum of (i) Gross Interest Expense payable in cash during such period, and (ii) scheduled principal payments during such period in respect of Indebtedness (including, without limitation, such payments in respect of Capital Leases), all for Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected, in whole or in part, against loss in respect thereof (excluding, however, any contingent liability under any customary indemnity or warranty provided under any asset sale agreement), (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or
(iii) under Interest Rate Agreements and Currency Agreements. Subject to the parenthetical clause set forth in clause (i) above, Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States or any state thereof and (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; PROVIDED that, in any case, such commercial bank has assets in the United States of $100,000,000 or more and PROVIDED FURTHER that neither Company nor any of its Affiliates shall be an Eligible Assignee.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

          "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations or decrees regulating (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) environmental provisions of laws governing occupational safety and health, land use or the protection of the environment or health or welfare, applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act ( 33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C.
Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section
2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 ET SEQ.), the environmental provisions of the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended or supplemented, and any similar local, state and federal statutes and regulations promulgated pursuant thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Internal Revenue Code) of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group (within the meaning of Section 414(m) or (o) of the Internal Revenue Code) of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

          "EVENT OF DEFAULT" means each of the events set forth in Section 8.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXECUTIVE OFFICER" means the Chairman of the Board, the President, the Chief Executive Officer, the Controller and Secretary, the Vice President of Operations and the Executive Vice President of Company.

          "EXISTING COMMITMENTS" means the "Commitments" under and as defined in the Existing Credit Agreement.

          "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in Recitals hereto.

          "EXISTING REVOLVING LOANS" means all Revolving Loans (as that term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement.

          "EXISTING REVOLVING NOTES" means the "Revolving Notes" under and as defined in the Existing Credit Agreement.

          "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) owned, leased, operated or used by Company or any of its Subsidiaries.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

          "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

          "FUNDED DEBT" means (a) all Indebtedness of Company and its Subsidiaries (excluding any Indebtedness owed to Company or any of its Subsidiaries), and (b) without duplication of Indebtedness under clause (a) of this definition, Contingent Obligations of the type described in clauses (i) and
(ii) of the definition of "Contingent Obligation," but excluding Commercial Letters of Credit; PROVIDED that Funded Debt shall exclude Contingent Obligations owed to the Company or its Subsidiaries.

          "FUNDING AND PAYMENT OFFICE" means the Office of the Agent located at:
Bank of America NT & SA, Agency Administrative Services 5596, 1850 Gateway Boulevard, Fifth Floor, Concord, California 94520-3281, or such other of Agent's offices as Agent may designate from time to time.

          "FUNDING DATE" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "GUARANTOR" and "GUARANTORS" means Bazooka and any Person that, upon becoming a Material Subsidiary that is a Domestic Subsidiary after the Closing Date, executes a counterpart of the Guaranty in accordance with the provisions of subsection 6.8.

          "GUARANTY" means the Guaranty executed and delivered by the Guarantors pursuant to subsection 6.9, substantially in the form of EXHIBIT X annexed hereto, pursuant to which the Guarantors shall guaranty the Obligations, as such Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

          "HAZARDOUS MATERIALS" means any chemical, material or substance regulated as "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste" or "toxic substances" under any applicable Environmental Laws or regulations promulgated pursuant thereto.

          "HOSTILE ACQUISITION" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

          "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

          "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

          "INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

          "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each Quarterly Payment Date, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness of and accounts receivable from that other Person that are not current assets and did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "ISSUING LENDER" means, with respect to any Letter of Credit, BofA or any Person serving as a successor Agent hereunder, in its capacity as Issuing Lender hereunder as provided in subsection 9.5C.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include the Swing Line Lender unless the context otherwise requires.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Company pursuant to subsection 3.1.

          "LETTER OF CREDIT AGREEMENT" means Issuing Lender's standard form Letter of Credit Application and Agreement substantially in the form of EXHIBIT XI annexed hereto, together with any confirmations or supplements thereto.

          "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

          "LEVERAGE RATIO" means, as of any date of determination, the ratio of Funded Debt as of such date to Consolidated EBITDA for the four fiscal quarters ending on or immediately prior to such date.

          "LIBOR" means, for any Interest Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term

"LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "LIBOR LOANS" means Loans bearing interest at rates determined by reference to LIBOR as provided in subsection 2.2A.

          "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "LOAN" or "LOANS" means the Revolving Loans or Swing Line Loans, or any combination thereof.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any Letter of Credit Agreement or other documents or certificates executed by Company in favor of Issuing Lender relating to, the Letters of Credit), the Collateral Documents, and the Guaranty.

          "LOAN PARTY" means any of Company and Material Subsidiaries.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, it being agreed and understood that an adverse change in general economic conditions shall not constitute an adverse change in the prospects of Company and its Subsidiaries taken as a whole.

          "MATERIAL SUBSIDIARY" means, as of any date, any Subsidiary of Company that (i) has a net worth (excluding in the determination thereof any intercompany Indebtedness) of at least 10% of the consolidated net worth of Company and its Subsidiaries as of the last day of the most recently ended fiscal quarter of Company or (ii) has annual revenues (or annualized revenues in the case of any Person that has not been a Subsidiary of Company for a full year) of at least 10% of the consolidated annual revenues of Company and its Subsidiaries as of the most recently ended fiscal quarter of Company, or (iii) has annual net income (or annualized net income in the case of any Person that has not been a Subsidiary of Company for a full year) of at least 10% of the consolidated annual net income of Company and its Subsidiaries as of the most recently ended fiscal quarter of Company.

          "NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded
(i) the income (or loss) of any Person (other than Company or any of its Subsidiaries) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or such Subsidiary by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or, in the case of a Person that is not a Subsidiary, the date such Person is merged into or consolidated with Company or any Subsidiary or such Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "NON-OPERATING CHARGES" means, for any period, restructuring charges, charges in connection with dispositions of assets or lines of business, charges relating to legal judgments (net of insurance proceeds), charges related to poolings of interest, and charges relating to expropriations of assets by foreign governments, all for Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "NOTES" means one or more of the Revolving Notes or Swing Line Notes or any combination thereof.

          "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Company to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "OAKLEY EUROPE" means Oakley Europe, Sarl, a French limited liability company.

          "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, treasurer or controller; PROVIDED that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "PERMITTED ACQUISITION" means the acquisition of a business (whether through the purchase of assets or of shares of capital stock) by Company or one of its Subsidiaries (i) which is not a Hostile Acquisition, (ii) which is in a line of business related to the lines of business of Company and its Subsidiaries, (iii) for total consideration (including without limitation, cash purchase price, deferred or financed purchase price and the assumption of Indebtedness and other liabilities) when aggregated with the consideration for all other Permitted Acquisitions, does not exceed $5,000,000 per Fiscal Year unless the Requisite Lenders otherwise consent in writing, and (iv) at a time at which no Event of Default or Potential Event of Default shall exist or shall occur as a result of giving effect to such proposed acquisition.

          "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for Taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases, subleases or licenses granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (vii) any (a) interest or title of a lessor, sublessor or licensor under any lease or license, (b) restriction or encumbrance that the interest or title of such lessor, sublessor or licensor may be subject to, or (c) subordination of the interest of the lessee, sublessee or licensor under such lease to any restriction or encumbrance referred to in the preceding clause (b); PROVIDED that any such interest of a lessor, sublessor or licensor does not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

        (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

           (x) Liens securing reimbursement obligations under Commercial Letters of Credit, which Liens encumber documents and other property to be acquired by drawings under such Commercial Letters of Credit.

          "PERMITTED TRANSFER RESTRICTIONS" means restrictions or prohibitions on the ability of Company or any of its Subsidiaries to grant Liens on, sell or otherwise transfer any of its properties or assets arising (a) under any of the Loan Documents, or any other agreements or contracts in effect on the Closing Date, (b) with respect to a Subsidiary that is not a Subsidiary on the Closing Date, under any agreement in existence at the time such Subsidiary becomes a Subsidiary of Company, (c) with respect to any Subsidiary, pursuant to an agreement that has been entered into with respect to the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary permitted under subsection 7.6, (d) by operation of applicable laws, (e) with respect to specific property or assets, under leases of, or mortgages and other agreements relating to Liens on, such property or assets (including, without limitation, non-assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), (f) with respect to patents, copyrights and trademark rights licensed by Company or any of its Subsidiaries, pursuant to the applicable licenses relating thereto, and (g) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (a) through (c) and (e) and (f) PROVIDED that the terms and conditions of any such agreement are no less favorable taken as a whole to Company and its Subsidiaries than those under the agreement so amended, refinanced or replaced.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, limited liability companies or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PRICING MARGIN" means .75% per annum.

          "PRINCIPAL SHAREHOLDER" means each of James H. Jannard and Mike D. Parnell.

          "PRO RATA SHARE" means, with respect to each Lender, the percentage (expressed as a decimal, rounded to the ninth decimal place) obtained by DIVIDING the Revolving Loan Exposure of that Lender by the aggregate Revolving Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set opposite the name of that Lender in Schedule 2.1 annexed hereto.

          "QUARTERLY PAYMENT DATE" means the last day of March, June, September, and December in each calendar year.

          "REAL ESTATE LOAN" means the Indebtedness of the Company secured by a lien on the corporate headquarters of Company located at One Icon, Foothill Ranch, California, 92610.

          "REFERENCE RATE" means the rate of interest publicly announced from time to time of BofA in San Francisco, California, as its 'Reference Rate'. The Reference Rate is set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(ii).

          "REGISTER" has the meaning assigned to that term in subsection 2.1D.

          "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), at or from any Facility, including emissions or migration of any Hazardous Material into the air, soil, surface water, groundwater or property.

          "RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

          "REQUISITE LENDERS" means two or more Lenders having or holding 51% or more of the sum of the aggregate Revolving Loan Exposure of all Lenders.

          "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "REVOLVING LOAN COMMITMENT TERMINATION DATE" means August 31, 2001.

          "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is the Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit, PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders), PLUS (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

          "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

          "REVOLVING NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Lenders, and any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "SEC" means the United States Securities and Exchange Commission.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SOLVENT" means, with respect to any Person, as of any date, that both
(A) (i) the then fair saleable value of the property of such Person is
(y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "SUBORDINATED INDEBTEDNESS" means unsecured Indebtedness of the Company, convertible into common stock of the Company, subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions, conversion provisions and other material terms in form and substance reasonably satisfactory to the Agent and the Requisite Lenders.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "SWING LINE LENDER" means BofA or any Person serving as a successor Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(ii).

          "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(ii).

           "SWING LINE NOTE" means any promissory note of Company issued pursuant to subsection 2.1E on the Closing Date and any promissory note issued by Company to any successor Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B , in each case substantially in the form of Exhibit V annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

          "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on or measured by all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, on any date, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans but not yet so repaid or reimbursing Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans, PLUS (iii) the Letter of Credit Usage.

          "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, any Subsidiary of such Person that is, directly or indirectly, wholly-owned by such Person, it being agreed and understood that directors' qualifying shares shall be disregarded in determining whether a Subsidiary is wholly-owned.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this

Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  OTHER DEFINITIONAL PROVISIONS.

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

     A.   COMMITMENTS.

          (i) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, and in reliance upon the representations and warranties of Company herein set forth, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $50,000,000; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii); PROVIDED FURTHER that the Revolving Loans on the Closing Date shall be in an aggregate amount equal to the Existing Revolving Loans outstanding on the Closing Date PLUS the amount of any additional Revolving Loans made on the Closing Date. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          (ii) SWING LINE LOANS. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan

     Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5A, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4A(ii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Agent (with a copy to Company), no later than 10:30 A.M. (California time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting the Lenders to make Revolving Loans under subsection 2.1A(i) that are Base Rate Loans on such Funding Date in an amount equal to each Lender's Pro Rata Share of the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and
(ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender through Agent, each Lender shall deliver to Agent for delivery to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to Agent for delivery to each such other Lender its Pro Rata Share of such payment.

          Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

          Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swing Line Loan if an Event of Default shall have occurred (other than a non-material default under subsections 8.4 and 8.5) and be continuing at the time such Swing Line Loan was made and such Lender shall have notified the Swing Line Lender in writing (such notice to be made pursuant to subsection 10.8), at least one Business Day prior to the time such Swing Line Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swing Line Loans made while such Event of Default is continuing.

     B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(ii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans or made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit) shall be in an aggregate minimum amount of $500,000 and integral multiples of $10,000 in excess of that amount; PROVIDED that Revolving Loans made on any Funding Date as LIBOR Loans with a particular Interest Period shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $10,000 in excess of that amount.. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $10,000 in excess of that amount. Whenever Company desires that Lenders make Revolving Loans, it shall deliver to Agent a Notice of Borrowing no later than 1:00 p.m. (California time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) and no later than 10:30 a.m. (California time) on the proposed Funding Date (in the case of a Base Rate
Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Agent a Notice of Borrowing no later than 1:00 p.m. (California time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of any Loans made on the Closing Date and in the case of all Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of Loans not made on the Closing Date (other than Swing Line Loans), whether such Loans shall be Base Rate Loans or LIBOR Loans, (v) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor, and (vi) in the case of any Loans, that after giving effect to such Loans the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitments then in effect. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date. Loans may be continued as or converted into Base Rate Loans or LIBOR Loans in the manner provided in subsection 2.2D.

          Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

          Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable

Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6A, 2.6B and 2.6F, a Notice of Borrowing for a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be obligated to make a borrowing in accordance therewith or, in the event Company retracts the applicable Notice of Borrowing prior to the funding of such Loan, to pay such amounts as shall be payable under subsection 2.6C if such borrowing does not occur as the result of such retraction.

     C. DISBURSEMENT OF FUNDS. Except as set forth in subsection 2.6B, upon satisfaction of the conditions set forth in subsections 4.1 and 4.2, all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to Agent not later than 12:00 noon (California time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Swing Line Lender shall make the amount of each Swing Line Loan available to Agent not later than 3:00 p.m. (California time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(ii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of immediately available funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

          Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender and Agent shall have, in accordance with the preceding sentence, made such corresponding amount available to Company, provided that Agent shall have timely notified such Lender of the borrowing of the applicable Loan, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the interest rate applicable to such Loan. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor,

Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   THE REGISTER.

          (i) Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Agent shall record in the Register the Revolving Loan Commitment and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, the issuance of any Letter of Credit and the Letter of Credit Usage from time to time; and each repayment or prepayment in respect of the principal amount of the Revolving Loans of each Lender and the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, any Notes held by such Lender) the amount of each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and PROVIDED FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

     E. OPTIONAL NOTES. If so requested by any Lender by written notice to Company (with a copy to Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Revolving Loans or Swing Line Loans, as the case may be, substantially in the form of EXHIBIT IV or EXHIBIT V, as applicable, annexed hereto, respectively, with appropriate insertions.

          Except as set forth in subsection 2.1D(iv) above, Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2  INTEREST ON THE LOANS.

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or LIBOR, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Revolving Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity as follows:

          (i)  if a Base Rate Loan, then at the Base Rate per annum; or

          (ii) if a LIBOR Loan, then at the sum of LIBOR PLUS the Pricing
     Margin.

     Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the Base Rate less 0.20% per annum.

     B. INTEREST PERIODS. In connection with each LIBOR Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which

Interest Period shall be, at Company's option, either a one, two, three, six or twelve-month period; PROVIDED that:

          (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) there shall be no more than six Interest Periods outstanding at any time with respect to all LIBOR Loans; and

          (vii) in the event Company fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon conversion of a LIBOR Loan (to the extent accrued on the amount being converted), upon any prepayment of a LIBOR Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Base Rate Loans equal to $2,000,000 and integral multiples of $10,000 in excess of that amount from Revolving Loans bearing interest at the Base Rate to Revolving Loans bearing interest at LIBOR, plus the Pricing Margin;
(ii) to convert at any time all or any part of its outstanding LIBOR Loans equal to $500,000 and integral multiples of $10,000 in excess of that amount from Revolving Loans bearing interest at LIBOR to Revolving Loans bearing interest at the Base Rate

(PROVIDED that any LIBOR Loan remaining after the partial conversion of a LIBOR Loan to a Base Rate Loan permitted under this clause (ii) shall be of an amount equal to at least $2,000,000) or (iii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $2,000,000 and integral multiples of $10,000 in excess of that amount as a LIBOR Loan; PROVIDED, HOWEVER, that a LIBOR Loan may not be converted into a Base Rate Loan except on the expiration date of an Interest Period applicable thereto. Swing Line Loans may not be converted into LIBOR Loans.

          Company shall deliver a Notice of Conversion/Continuation to Agent no later than 10:30 a.m. (California time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Revolving Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/ continuation date.

          Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6A, 2.6B and 2.6F, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith or, in the event Company retracts the applicable Notice of Conversion/Continuation prior to the conversion to or continuation of such LIBOR Loan, to pay such amounts as shall be payable under subsection 2.6C if such conversion or continuation does not occur as the result of such retraction.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts payable hereunder not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective (if such increased rate is still effective and an Event of Default is still continuing) such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.

     A. COMMITMENT FEES. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the product of (i) the actual daily excess of the Revolving Loan Commitments over the sum of (A) the aggregate principal amount of Revolving Loans outstanding PLUS (B) the Letter of Credit Usage (determined for the purposes of this subsection 2.3 only so as to exclude the aggregate outstanding face amount of all outstanding Commercial Letters of Credit) MULTIPLIED BY (ii) 0.20% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

     B. OTHER FEES. Company agrees to pay to Agent such other reasonable fees in the amounts and at the times separately agreed upon between Company and Agent including, without limitation, fees to be distributed by Agent to Lenders on the Closing Date.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

     A.   PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

          (i) VOLUNTARY PREPAYMENTS. Company may, upon written or telephonic notice to Agent on or prior to 1:00 p.m. (California time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $10,000 in excess of that amount. Company may, on any Business Day, give written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Agent by 10:30 a.m. (California time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender) and at any time and from time to time prepay, without premium or penalty other than as set forth in this subsection, any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $10,000 in excess of that amount (unless the outstanding Revolving Loans are less than such amount, in which case all Revolving Loans may be repaid); PROVIDED, HOWEVER, that a LIBOR Loan may be prepaid prior to the expiration of the Interest Period applicable thereto only upon Company's payment of such additional amounts as may be required under subsection 2.6C, Company being advised of this amount by the Agent. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

          (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than five Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

          (iii) PREPAYMENTS WITH RESPECT TO REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

          (iv)    APPLICATION OF PREPAYMENTS

               (a) APPLICATION OF VOLUNTARY PREPAYMENTS. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by

          Company in the applicable notice of prepayment. In the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayments shall be applied first to repay outstanding Swing Line Loans to the full extent thereof and second to repay outstanding Revolving Loans.

               (b) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND LIBOR LOANS. Any prepayment of Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6C.

     B.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 p.m. (California time) for Swing Line Loans and no later than 10:30 a.m. for Revolving Loans on the date due at the Funding and Payment Office for the account of Swing Line Lender or Lenders, as the case may be; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Agent, upon notice delivered to Company prior thereto or promptly thereafter, to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any LIBOR Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Revolving Loans shall be apportioned among all outstanding Revolving Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6B, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  USE OF PROCEEDS.

     A. REVOLVING LOANS AND SWING LINE LOANS. The Revolving Loans and Swing Line Loans shall be applied by Company for general corporate purposes, which may include the making of loans to Company's Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes; PROVIDED, HOWEVER, that in no event shall the proceeds of Revolving Loans or Swing Line Loans be applied, directly or indirectly, to finance the payment of dividends or other distributions on equity to shareholders of Company (it being understood that proceeds of Loans may be applied to repurchase shares of the Company's capital stock.)

     B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

     A. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     B. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan,
(c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6C, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender); it being agreed and understood that, in the event of any such rescission, no amounts shall be payable under subsection 2.6C to such Affected Lender. Except as provided in the immediately preceding sentence, nothing in this subsection 2.6B shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

     C. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in writing the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss (excluding any anticipated profit associated with the Pricing Margin), expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its LIBOR Loans when required by the terms of this Agreement.

     D. BOOKING OF LIBOR LOANS. Subject to the provisions of subsection 2.8, any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     E. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained in accordance with the definition of LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     F. LIBOR LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6C, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change in law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of LIBOR); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, and specifically showing how (i) such change in law, treaty or governmental rule, regulation or order, (ii) such change in the interpretation, administration or application thereof, (iii) such determination of a court or governmental authority or (iv) such compliance by such Lender with any such guideline, request or directive, as applicable, increases such costs or results in such reductions with respect to Loans and Commitments of such Lender hereunder (without regard to other assets or the quality of such other assets of such Lender, or any liabilities and reserves of such Lender that do not specifically relate to the Loans or Commitments of such Lender hereunder), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   WITHHOLDING OF TAXES.

          (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

          (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

          (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

          (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

          (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned in such clause (c) shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

     (iii)     Evidence of Exemption from U.S. Withholding Tax.

          (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

          (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or
     (2) immediately notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

          (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); PROVIDED that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.6, 2.7 or 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.6, 2.7 or 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9  REPLACEMENT OF LENDERS.

          In the event Company is required under the provisions of subsection
2.6 or 2.7 to make payments to any Lender, or in the event any Lender fails to fund any Loan in accordance with the provisions of subsection 2.1C, Company may, within 120 days after the date any notice or demand requiring such payment under subsection 2.6 or 2.7 is given or such Lender fails to fund such Loan and so long as no Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination, (i) Company shall pay that Lender, without duplication, all principal, interest and fees and other amounts owed to such Lender through such date of termination, (ii) another

Lender or Eligible Assignee shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment, if necessary) and to assume all obligations of the Lender to be terminated as of such date and (iii) all documents and supporting materials necessary, in the judgment of Agent to evidence the substitution of such Lender shall have been received and approved by Agent as of such date.

SECTION 3.     LETTERS OF CREDIT

3.1  ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
THEREIN.

     A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(i) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(ii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Company for the purposes specified in the definitions of Standby Letters of Credit and Commercial Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request:

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is fifteen (15) days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; PROVIDED FURTHER that Issuing Lender shall deliver a written notice to Agent setting forth the last day on which Issuing Lender may give notice that it will not extend such Letter of Credit (the "NOTIFICATION DATE" with respect to such Letter of Credit) at least ten Business Days prior to such Notification Date; and PROVIDED FURTHER that, unless Requisite Lenders otherwise consent, Issuing Lender shall give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date;

          (iv)   any Commercial Letter of Credit having an expiration date
     (a) later than the earlier of (X) the date which is fifteen (15) days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 365 days from the date of issuance of such Commercial Letter of Credit or
     (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

          (v) any Letter of Credit denominated in a currency other than Dollars.

     B.   MECHANICS OF ISSUANCE.

          (i) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Agent and Issuing Lender a Notice of Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto together with a duly executed Letter of Credit Agreement no later than 11:00 a.m. (California time) at least three Business Days, or such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) whether such Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (b) the proposed date of issuance (which shall be a Business Day),
     (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) that the Letter of Credit, upon giving effect to the issuance thereof, would not cause the Total Utilization of Revolving Loan Commitments to exceed the Revolving Loan Commitments, (f) the name and address of the beneficiary, and (g) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Issuing Lender to make payment under the Letter of Credit; PROVIDED that Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and PROVIDED FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 10:00 a.m. (California time) on such Business Day.

          Company shall notify Issuing Lender and Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender's standard operating procedures.

          (iii) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit, Issuing Lender shall notify Agent and Agent shall notify each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice, Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

          (iv) REPORTS TO LENDERS. Within 15 days after the end of each Quarterly Payment Date after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Agent shall deliver to each other Lender a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit that were outstanding during such calendar quarter.

     C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

     D. EXISTING LETTERS OF CREDIT. On the Closing Date, each Letter of Credit issued and outstanding under the Existing Credit Agreement in accordance with its terms shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsection 3.2, and reimbursement of costs and expenses to the extent provided herein, to be issued and outstanding hereunder, and each Lender shall be deemed to have a risk participation therein pursuant to the terms of this Section. Each such letter of Credit is detailed on Schedule 3.1.


3.2  LETTER OF CREDIT FEES.

          Company agrees to pay the following amounts to Issuing Lender:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee equal to the greater of .25% per annum on the stated amount of such Letter of Credit or $100 and (b) a letter of credit fee equal to the Pricing Margin, per annum on the daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) each Quarterly Payment Date and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Commercial Letter of Credit, the Issuing Lender's standard and customary fees and commissions, as set forth in its schedule of customer fees as in effect from time to time, payable at the times and calculated in the manner required by the Issuing Lender; and

          (iii) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

Promptly upon receipt by Issuing Lender of any amount described in clause (i)(b) of this subsection 3.2, Agent shall distribute to each other Lender its Pro Rata Share of such amount.

3.3  DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

     A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     B. REIMBURSEMENT BY COMPANY OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit, Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and Issuing Lender prior to 10:00 a.m. (California time) on the date of such drawing that Company intends to reimburse Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject only to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse Issuing Lender for the amount of such drawing; and PROVIDED FURTHER that if for any reason proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received.
Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C.   PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

          (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit, Agent shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the Funding and Payment Office, not later than 10:00 a.m. (California time) on the first Business Day after the date notified by Agent. In the event that any Lender fails to make available to Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, provided that the Issuing Lender shall have timely notified such Lender of such unreimbursed amount of such drawing, Issuing Lender shall be entitled to recover such amount on demand from Lender together with interest thereon at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

          (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit, Agent shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

          (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to Issuing Lender, with respect to drawings made under any Letters of Credit, interest on the amount paid by Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to
     (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit,
     (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by Agent in respect of the period from the date of such drawing to but excluding the date on which Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  OBLIGATIONS ABSOLUTE.

          The obligation of Company to reimburse Issuing Lender for drawings made under the Letters of Credit and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

     A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS") other than as a result of the gross negligence or willful misconduct of Issuing Lender, as determined by a court of competent jurisdiction.

     B. NATURE OF ISSUING LENDER'S DUTIES. As between Company and Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms;
(vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not put Issuing Lender under any resulting liability to Company.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of Issuing Lender, as determined by a court of competent jurisdiction.

3.6  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

          In the event that Issuing Lender or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change in law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Lender or such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects Issuing Lender or such Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Issuing Lender or such Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Lender or participations therein purchased by such Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Issuing Lender or such Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Lender or such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Lender or such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to Issuing Lender or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Lender or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Lender or such Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Lender or such Lender under this subsection 3.6 and showing how (i) such change in law, treaty or governmental rule, regulation or order, (ii) such change in the interpretation, administration or application thereof, (iii) such determination of a court or governmental authority or (iv) such compliance by such Lender with any such guideline, request or directive, as applicable, increases such costs or results in such reductions with respect to the Letters of Credit or participations therein of such Lender hereunder (without regard to other assets or the quality of such other assets of such Lender, or any liabilities and reserves of such Lender that do not specifically relate to the Letters of Credit or participations therein of such Lender hereunder), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.7  LETTER OF CREDIT AGREEMENT.

     As between Company and Issuing Lender, the provisions of subsections 3.4,
3.5 and 3.6 shall be deemed supplemental to the provisions of any applicable Letter of Credit Agreement and the provisions of this Agreement shall not be construed to limit any rights that Issuing Lender may have under any Letter of Credit Agreement; PROVIDED, HOWEVER, that in the event the provisions of any Letter of Credit Agreement conflict with the provisions of subsections 3.1, 3.2 or 3.3 of this Agreement, the provisions of this Agreement shall be controlling and the contrary provisions of the Letter of Credit Agreement shall be disregarded; PROVIDED FURTHER that the provisions of subsection 3.5 shall be limited so as to merely supplement, not to duplicate, any indemnification that may be available to Issuing Lender under any applicable Letter of Credit Agreement.

SECTION 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  CONDITIONS TO REVOLVING LOANS AND SWING LINE LOANS.

          The obligations of Lenders to make any Revolving Loans and Swing Line Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of Washington and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the Notes, the Collateral Documents and any other Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement, the Notes, the Collateral Documents, and the other Loan Documents to which it is a party;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1, drawn to the order of each Lender and with appropriate insertions), the Collateral Documents, and the other Loan Documents, in each case, to which it is a party; and

          (vi) Such other documents as Agent or any Lender may reasonably request.

     B. OPINIONS OF COMPANY'S COUNSEL. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for Company, and Preston, Gates, & Ellis, special Washington counsel for Company, in each case in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VII annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request; and
(ii) evidence satisfactory to Agent that Company has requested such counsel to deliver such opinions to Lenders.

     C. FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsections 2.3, 3.2 and 10.2.

     D. NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, no Material Adverse Effect (in the sole opinion of each Lender) shall have occurred.

     E. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

     F. REPAYMENT OF THE EXISTING LOANS. On the Closing Date: (a) Company shall have repaid in full with the proceeds of Loans made hereunder (i) the outstanding principal amount of all Loans outstanding under the Existing Credit Agreement and (ii) all accrued and unpaid interest, commitment fees and other amounts payable under the Existing Credit Agreement as of the Closing Date, and (b) all Existing Commitments under the Existing Credit Agreement shall have terminated.

     G. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

4.2  CONDITIONS TO ALL LOANS.

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer, the treasurer or the controller of Company, or by any executive officer of Company designated by any of the above-described officers (with a signature specimen of any such designee), on behalf of Company in a writing delivered to Agent.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

          (iv) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

4.3  CONDITIONS TO LETTERS OF CREDIT.

          The issuance of any Letter of Credit hereunder (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Issuing Lender and Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit and Letter of Credit Agreement, in each case signed by the chief executive officer, the chief financial officer, the controller or the treasurer of , or by any executive officer of Company designated by any of the above-described (with a signature specimen of any such designee), on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.      COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

     A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

     B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.10.

     D.   SUBSIDIARIES.  All of the Subsidiaries of Company are identified in
SCHEDULE 5.1 annexed hereto, as supplemented from time to time subject to the provisions of subsection 6.8. The capital stock of each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is a partnership, corporation or limited liability company, duly formed, incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation set forth therein, has all requisite partnership, corporate or company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

     E. MATERIAL SUBSIDIARIES. As of the Closing Date, no Domestic Subsidiary is a Material Subsidiary and Oakley Europe is the only Foreign Subsidiary that is a Material Subsidiary.

5.2  AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Company.

     B. NO CONFLICT. The execution, delivery and performance by each of Company and its Subsidiaries of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries, (ii) constitute a violation of any provision of any law or any governmental rule or regulation applicable to Company or any its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, which violation could reasonably be expected to have a Material Adverse Effect,
(iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in a manner that could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body in the United States.

     D. BINDING OBLIGATION. Each of the Loan Documents to which any Loan Party is a party has been duly executed and delivered by each Loan Party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3  FINANCIAL CONDITION.

          Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries, as at December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at March 31, 1998 and the related unaudited consolidated statement of income and cash flows of Company and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present the consolidated financial position of the entities described in such financial statements as at the respective dates thereof and the consolidated results of operations and cash flows of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company and its Subsidiaries do not have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment (other than any Contingent Obligation permitted under subsection 7.4) that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole, as the case may be, other than as permitted by this Agreement, it being agreed that an adverse change in general economic conditions shall not constitute an adverse change in the prospects of Company and its Subsidiaries taken as a whole.

5.4  NO MATERIAL ADVERSE CHANGE.

          Since December 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5  TITLE TO PROPERTIES; LIENS.

          Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.6. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6  LITIGATION; ADVERSE FACTS.

          There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any or its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of Company or any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7  PAYMENT OF TAXES.

          Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary, as the case may be, in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

     A. None of Company or any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations which default could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. None of Company or any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9  GOVERNMENTAL REGULATION.

          Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 SECURITIES ACTIVITIES.

     A. None of Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.6 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11 EMPLOYEE BENEFIT PLANS.

          Company does not maintain, and is not liable directly or indirectly with respect to, any Employee Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or that provides post-retirement welfare benefits to its employees (other than (i) benefits the full cost of which is borne by employees or their beneficiaries, (ii) post retirement medical benefits to certain of the Executive Officers of Company and members of their immediate families, (iii) benefits that are mandated under applicable laws or
(iv) benefits the cost of which is not material to Company).

5.12 CERTAIN FEES.

          No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby.

5.13 ENVIRONMENTAL PROTECTION.

          The operations of Company and its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with applicable Environmental Laws, and Company and its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws that are material and necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations. To Company's knowledge, no Hazardous Materials exist on, under or about any Facility in a manner that is a reasonably likely to expose Company or any of its Subsidiaries to any liability that could reasonably be expected to have a Material Adverse Effect.

5.14 EMPLOYEE MATTERS.

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.


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

5.15 SOLVENCY.

          Company is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

5.16 DISCLOSURE.

          No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17 YEAR 2000.

          The Company is in the process of conducting a comprehensive review and assessment of Company's systems and equipment and making inquiry of Company's material suppliers, vendors and customers. Based on the results of such review to date, Company reasonably believes that the "Year 2000 Problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business, properties, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole. Company is in the process of developing feasible contingency plans for continued operations in the case of a business interruption due to the Year 2000 Problem. Company shall make reasonable efforts to ensure that failure of its own systems or equipment, or those of Company's material suppliers, vendors and customers, due to the Year 2000 Problem will not result in a material adverse change in the operations, business, properties, conditions or prospects of Company and its Subsidiaries, taken as whole.

SECTION 6.      COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders


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

shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

          (i) QUARTERLY FINANCIAL STATEMENTS: as soon as available and in any event within 60 days after the end of the first three fiscal quarters of each Fiscal Year, (a) the quarterly report of Company filed with the SEC on Form 10-Q or the financial statements of Company that would be required to be filed on Form 10-Q if such Form 10-Q is not filed and (b) consolidating financial statements of the Company and its Subsidiaries for the period coinciding with the period addressed by the Form 10-Q or financial statements provided pursuant to clause (a) above, certified by the Chief Financial Officer of Company;

          (ii) ANNUAL FINANCIAL STATEMENTS: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the Annual Report on Form 10-K of Company filed with the SEC on Form 10-K or the audited financial statements of Company that would be required to be filed on Form 10-K if such Form 10-K is not filed, (b) in the case of such consolidated financial statements, a report thereon of Deloitte & Touche or other independent certified public accountants of nationally recognized standing selected by Company, which report shall be unqualified and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (c) consolidating financial statements of the Company and its Subsidiaries for the period coinciding with the period addressed by the Form 10-K or financial statements provided pursuant to clause (a) above, certified by the Chief Financial Officer of Company;

          (iii) OFFICERS' AND COMPLIANCE CERTIFICATES; YEAR 2000 REPORT: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail, and to the extent they deem appropriate to deliver such Officers' Certificate, of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence at the end of or, to the extent applicable, during such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof


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

     and what action Company has taken, is taking and proposes to take with respect thereto; (b) a Compliance Certificate demonstrating in reasonable detail compliance during (if applicable) and at the end of the applicable accounting periods with the restrictions contained in subsections 7.5; and
     (c) for the periods ending on December 31, 1998, June 30, 1999, and December 31, 1999, a written status report executed by an Executive Officer of Company, in form and detail reasonably satisfactory to Agent and Requisite Lenders, describing the steps being taken by Company and its Subsidiaries to ensure that the "Year 2000 Problem" (as defined in subsection 5.17) is successfully addressed in all material respects;

          (iv) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i) or (ii) of this subsection 6.1 will differ in any material respect from the financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) if prepared by Company's independent certified public accountants, together with the first delivery of financial statements pursuant to subdivision (i) or (ii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for the current Fiscal Year to the end of the fiscal quarter in which the effective date of such change occurred, prepared on a pro forma basis as if such change had been in effect during such period, and (b) together with each delivery of financial statements pursuant to subdivision (i) or (ii) of this subsection 6.1 following such change, copies of all analyses prepared by Company for its internal use due to such change in connection with preparation of its financial statements.

          (v) ACCOUNTANTS' CERTIFICATION: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and
     (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision
     (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
     (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;


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

          (vi) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of (a) all draft reports revealing the existence of an Event of Default and (b) all final reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company or any of its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) any financial statements, reports, notices and proxy statements sent or made available generally by Company or any of its Subsidiaries to its security holders other than the Principal Shareholders, Company or a Subsidiary, (b) any regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses and current reports on Form 8-K, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (viii) EVENTS OF DEFAULT, ETC.: promptly upon (but not later than five Business Days after) any Executive Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default,
     (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company or any of its Subsidiaries, as applicable, has taken, is taking and proposes to take with respect thereto;

          (ix) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any Executive Officer of Company obtaining knowledge of (X) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                     (1) has a reasonable possibility of giving rise to a
                Material Adverse Effect;


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

                     (2) seeks to enjoin or otherwise prevent the
                consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; or

                     (3) seeks damages in an amount greater than $5,000,000
                that is not covered by insurance and that is not subject to a dispute as to whether insurance covers the amounts claimed in the proceeding;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

         (x) FINANCIAL PLANS: as soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, commencing with Company's 1999 Fiscal Year, a consolidated financial plan and forecast for such Fiscal Year, including without limitation (a) forecasted consolidated balance sheets, forecasted consolidated and consolidating statements of income and forecasted consolidated cash flows of Company and its Subsidiaries for such Fiscal Year and (b) such other information and projections as Agent may reasonably request;

         (xi) ENVIRONMENTAL AUDITS AND REPORTS: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility;

         (xii) SUBSIDIARIES OF COMPANY: promptly upon any Person becoming a Material Subsidiary of Company, such written notice as to the requirements such Material Subsidiary must fulfill under subsection 6.8; and

         (xiii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  CORPORATE EXISTENCE, ETC.

          Except as permitted under subsection 7.6, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

     A. Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have become or could reasonably be expected to become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need


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

be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  MAINTENANCE OF PROPERTIES; INSURANCE.

          Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties then used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Any proceeds of any such insurance received in relation to any damage to, or loss of, any properties or assets shall be paid to Company to permit its repair or replacement of such damaged or lost properties or assets.

6.5  INSPECTION; LENDER MEETING.

          Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by the Agent or any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

6.6  COMPLIANCE WITH LAWS, ETC.

          Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7  ENVIRONMENTAL COMPLIANCE AND DISCLOSURE.

     A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause the Facilities to comply with all Environmental Laws.


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

     B. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws and (ii) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

6.8  MATERIAL SUBSIDIARIES.

          Company shall cause any Person that becomes a Material Subsidiary of Company after the Closing Date, within sixty days of such Person becoming such a Material Subsidiary, to become a Guarantor and duly execute and deliver to Agent counterparts of the Guaranty together with such certificates and documents as Company would have been required to deliver in relation to such Person, as a Guarantor, pursuant to subsection 6.9, if such Person had been a Guarantor on the Closing Date; PROVIDED that in the event any such Material Subsidiary is a Foreign Subsidiary, Company shall, in lieu of making such Material Subsidiary a party to the Guaranty, pledge 65% of the stock of such Material Subsidiary to Agent for the benefit of Lenders as security for the Obligations, upon such terms and conditions as Agent may deem appropriate.

6.9  GUARANTOR DOCUMENTS.

          On or before October 15, 1998, Company shall cause the Guarantor to deliver or cause to be delivered to Agent, for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel, the following, each, unless otherwise noted, dated as of the date of the
Guaranty:

          (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the jurisdiction of its incorporation and each other jurisdiction in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the date of the Guaranty;

          (ii) Copies of its Bylaws, certified as of the date of the Guaranty by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Guaranty, and the other Loan Documents to which it is a party, certified as of the date of the Guaranty by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing the Guaranty, and the other Loan Documents to which it is a party;

          (v) Executed originals of the Guaranty, and any other Loan Documents, in each case, to which it is a party;


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

          (vi) Originally executed copies of one or more favorable written opinions of counsel for the Guarantor, in each case dated the date the Guarantor executes the Guaranty and setting forth the matters customarily given with respect to the execution of documents such as the Guaranty in form and substance reasonably satisfactory to Agent with evidence that Guarantor has requested such counsel to deliver such opinions to Lenders; and

          (vii) Such other documents as Agent may reasonably request.

6.10 PLEDGE DOCUMENTS.

     On or before the September 30, 1998, the Company shall deliver or cause to be delivered to Agent, for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel, the following:

          (i) All documents required, in the reasonable judgment of Agent, to perfect the Company's pledge of 65% of the outstanding shares of Oakley, Europe as Collateral; and

          (ii) originally executed copies of one or more favorable written opinions of Jose Arilla, in form and substance reasonably satisfactory to Agent and its counsel, setting forth the opinion that, under French law, the pledge of the shares of Oakley, Europe as Collateral is perfected and enforceable, and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

SECTION 7.      COMPANY'S NEGATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  INDEBTEDNESS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company and its Subsidiaries may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to purchase-money Indebtedness incurred to finance Capital Expenditures (including, without limitation, Capital Leases); PROVIDED that the outstanding principal amount of such Indebtedness (including, in the case of any Capital Lease, the portion of the liability thereunder allocable to principal) does not exceed $15,000,000 in the aggregate at any time and the principal amount of such Indebtedness incurred in any Fiscal Year does not exceed $5,000,000;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its Wholly-Owned Subsidiaries and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any Subsidiary of Company;

          (v) Company and its Subsidiaries may remain liable with respect to Indebtedness described in SCHEDULE 7.1 annexed hereto and extensions, replacements and refinancings thereof, in each case upon terms and conditions no less favorable to Company and its Subsidiaries than the terms and conditions of such Indebtedness as in effect on the Closing Date;

          (vi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an outstanding principal amount that at no time exceeds $5,000,000 in the aggregate;

          (i) Company may remain liable with respect to the existing Real Estate Loan, together with any refinancing thereof in an aggregate principal amount not exceeding 80% of the appraised value of the corporate headquarters MINUS, in each case, the amount of Subordinated Indebtedness issued by the Company in excess of $25,000,000; PROVIDED that any lien securing such Indebtedness is limited to the property securing the Real Estate Loan on the Closing Date;

          (vii) Company and its Subsidiaries may remain liable with respect to the Indebtedness of a Person assumed by Company or any of its Subsidiaries pursuant to a Permitted Acquisition; PROVIDED that the principal amount of such Indebtedness outstanding at any time does not exceed $5,000,000 in the aggregate; and

          (viii) Company may become and remain liable with respect to Subordinated Indebtedness in a principal amount not to exceed $50,000,000; PROVIDED that any proceeds of Subordinated Indebtedness in excess of $25,000,000 must be used to reduce the amount outstanding under the Real Estate Loan within five Business Days of receipt by the Company until the amount owed by the Company under the Real Estate Loan is reduced to $0.

7.2  LIENS AND RELATED MATTERS.

     A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)   Permitted Encumbrances;

          (ii) Liens created and existing under the Collateral Documents in favor of Agent for the benefit of Lenders with respect to (a) the Obligations and (b) any liabilities of Company under any Interest Rate Agreement or Currency Agreement between Company and any Lender that is expressly permitted under subsection 7.4(ii) or 7.4(vi);

          (iii) Liens described in SCHEDULE 7.2 annexed hereto;

          (iv) Liens arising pursuant (a) to purchase money mortgages or security interests securing Indebtedness permitted under subsection 7.1(iii) representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by Company or any of its Subsidiaries (including, without limitation, Liens arising under Capital Leases) or (b) mortgages or security agreements securing financing incurred to refurbish, renovate or otherwise improve existing assets, PROVIDED, in any event, that (1) any such Liens attach only to the assets so purchased, refurbished, renovated or improved, and (2) the principal amount of Indebtedness secured by any such Lien is neither greater than 100% nor less than 80% of the purchase price of the assets being purchased or the fair market value at the time such Indebtedness is incurred of the assets being refurbished, renovated or improved (determined in Company's reasonable judgment so as to give effect to such refurbishment, renovation or improvement), as applicable;

          (v) Liens existing on specific tangible assets at the time acquired (including by acquisition, merger or consolidation) by Company or any of its Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary of Company, PROVIDED that (a) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by Company or any of its Subsidiaries, (b) any such Lien attached only to specific tangible assets of such Person and not assets of such Person generally, and (c) in Company's reasonable judgment the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien attaches, determined at the time of the acquisition of such asset or the time at which such Person first becomes a Subsidiary, as the case may be;

          (vi) Liens securing Indebtedness owed to Company or a Wholly-Owned Subsidiary of Company or a Guarantor PROVIDED such Lien is junior to any Lien existing under the Collateral Documents and PROVIDED FURTHER that the holder of such secured Indebtedness may not transfer any such secured Indebtedness to any Person other than Company or a Wholly-Owned Subsidiary of Company or a Guarantor unless, upon giving effect to such transfer, such Liens would be permitted under the provisions of this subsection 7.2 (other than this clause (vi)); and


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         (vii)  Other Liens securing Indebtedness in an outstanding principal amount, which would not in the aggregate exceed $1,000,000 at any time;

         (viii) Liens arising pursuant to the Real Estate Loan or refinancings thereof permitted under subsection 7.1(vii); PROVIDED, that any such Liens attach only to the real property, improvements, fixtures attached to such improvements, and other property securing the Real Estate Loan as of the Closing Date; and

         (viii) Liens securing Indebtedness permitted under subsection
     7.1(viii).

     B. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets to or for the benefit of the Lenders, whether now owned or hereafter acquired, except for Permitted Transfer Restrictions.

     C. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for such restrictions or encumbrances existing by reason of Permitted Transfer Restrictions.

7.3  INVESTMENTS; JOINT VENTURES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

          (iii) Company and its Subsidiaries may acquire and maintain Investments in promissory notes received in consideration of assets or property sold in a transaction permitted under subsection 7.6 PROVIDED the aggregate outstanding principal amount of all such notes does not exceed $5,000,000 at any time and PROVIDED FURTHER that the aggregate principal amount of such notes acquired by Company and its Subsidiaries does not, in relation to any such sale (whether effected through a single transaction or a series of related transactions) exceed 50% of the fair market value of all consideration received by Company and its Subsidiaries in relation to such sale;


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

          (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto;

          (v) Company may make loans and advances to employees and Principal Shareholders for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices provided that the aggregate outstanding amount of such loans and advances shall not at any time exceed $750,000;

          (vi)  Company and its Subsidiaries may make Permitted Acquisitions;

          (vii) Company and its Subsidiaries may make Investments in the Company, other wholly owned Subsidiaries and Barter (PROVIDED that the Company owns at least 95% of all equity interests in Barter);

          (viii) Company and its Subsidiaries may make and own Investments, in addition to the Investments described in clauses (i) through (vii) and
     (ix) through (x) of this subsection 7.3, in an amount that does not exceed an aggregate amount of $5,000,000 per fiscal year, and does not exceed a total aggregate amount of $10,000,000 during the term of this Agreement (after giving effect to all payments received in respect of such Investments, whether principal, interest, dividends or otherwise);

          (ix) Company may make Investments, in addition to Investments described in clauses (i) through (viii) of this subsection 7.3; PROVIDED that the only consideration given by Company to make such Investments consists of (a) Company Common Stock and (b) the assumption of liabilities in an outstanding amount (after giving effect to all payments received in respect of such Investments, whether principal, interest, dividends, distributions or otherwise) that does not, in the aggregate for all such Investments, exceed $5,000,000 at any time; PROVIDED FURTHER that the assumption of such liabilities is permitted under subsection 7.1; and

          (x) Company may make Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers.

7.4  CONTINGENT OBLIGATIONS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (ii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements; PROVIDED that the aggregate notional amount with respect to such Interest Rate Agreements shall not exceed at any time the aggregate amount of the Commitments then in effect;


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

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an amount that does not exceed $1,000,000 in the aggregate at any time;

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of the Obligations;

          (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements entered into in the ordinary course of business of Company and such Subsidiaries; and

          (vii) Company may become and remain liable with respect to unsecured guaranties up to an aggregate principal amount of $5,000,000 outstanding at any time in support of obligations of its Subsidiaries.

7.5  FINANCIAL COVENANTS.

     A. MAXIMUM LEVERAGE RATIO. Company shall not permit the Leverage Ratio at any time to exceed 2.00 to 1.00.

     B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit, as of the end of any fiscal quarter, the ratio of (i) Consolidated EBITDA, LESS cash expenditures in connection with Capital Expenditures (excluding Capital Expenditures comprising Permitted Acquisitions), LESS cash payments made in respect of taxes based on income, LESS cash payments for stock repurchases, LESS actual or declared (without duplication) cash payments for dividends, to (ii) Consolidated Fixed Charges, for each four quarter fiscal period ending on such date, to be less than 2.00 to 1.00.

     C. MINIMUM CONSOLIDATED ADJUSTED NET INCOME. Company shall not permit, as of the end of any fiscal quarter, Consolidated Adjusted Net Income for the four quarter fiscal period ending on such date to be less than $18,000,000.

     D. MINIMUM QUARTERLY CONSOLIDATED ADJUSTED NET INCOME. Company shall not permit, as of the end of any fiscal quarter, Consolidated Adjusted Net Income for such fiscal quarter to be less than $1.00, provided that with respect to each fiscal quarter ended March 31, Consolidated Adjusted Net Income shall not be less than ($2,000,000), i.e., a negative $2,000,000.

7.6  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

          Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or


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

dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) Any Subsidiary of Company may be merged with or into Company or any Wholly-Owned Subsidiary of Company or Barter (PROVIDED that the Company owns at least 95% of all equity interests in Barter), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned Subsidiary of Company or Barter (PROVIDED that the Company owns at least 95% of all equity interests in Barter); PROVIDED that, in the case of such a merger, Company, such Wholly-Owned Subsidiary or Barter shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may make Investments permitted under subsection 7.3;

          (iii) Company and its Wholly-Owned Subsidiaries may receive contributions of assets and property from their respective shareholders;

          (iv)  Company and its Subsidiaries may make Capital Expenditures;

          (v) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales, including, without limitation, sales of inventory and obsolete equipment in the ordinary course of business; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (vi) Company and its Subsidiaries may sell, transfer or otherwise dispose of assets in Asset Sales provided the fair market value of assets so sold, transferred or otherwise disposed of by Company and its Subsidiaries (exclusive of assets lost or damaged as the result of any accidental event and any assets sold in a sale and lease-back transaction permitted under subsection 7.7), determined without duplication, is not in excess of $5,000,000 in any year; PROVIDED that (y) the consideration received for such assets (excluding any lost or damaged assets) shall be in an amount at least equal to the fair market value thereof; and (z) 75% of the consideration received shall be cash; and

          (vii) Company and its Subsidiaries may make Permitted Acquisitions.

7.7  SALES AND LEASE-BACKS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries


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

has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

7.8  SALE OR DISCOUNT OF RECEIVABLES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, except for past due accounts sold to collection agencies.

7.9  TRANSACTIONS WITH PRINCIPAL SHAREHOLDERS AND AFFILIATES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company, or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that would be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly-Owned Subsidiaries or Barter (PROVIDED that the Company owns at least 95% of all equity interests in Barter) or between any of its Wholly-Owned Subsidiaries and/or Barter (PROVIDED that the Company owns at least 95% of all equity interests in Barter), (ii) any transaction between Company and any of Company's Subsidiaries, (iii) salaries, bonuses and other executive compensation to Company's management stockholders, (iv) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of Company, (v) loans or advances to employees and Principal Shareholders made in accordance with past practice and permitted under subsection 7.3, (vi) the payment of reasonable fees to directors of Company and its Subsidiaries; (vii) transactions pursuant to employment agreements between Company or any of its Subsidiaries and any Executive Officer;
(viii) any transaction listed on SCHEDULE 7.9; or (ix) other immaterial transactions involving payments or transfers of property or assets by Company or any of its Subsidiaries to any such Affiliate provided the fair market value of property or assets transferred to any such Affiliate pursuant to this clause (x) shall not exceed $100,000 in any Fiscal Year and that the aggregate fair market value of property and assets transferred pursuant to this clause (x) to all such Affiliates does not exceed $250,000 in any Fiscal Year.

7.10 CONDUCT OF BUSINESS.

          From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.


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

7.11  FISCAL YEAR

           Company shall not and shall not permit its Subsidiaries to change their respective Fiscal Year-ends from December 31.

SECTION 8.  EVENTS OF DEFAULT

           If any of the following conditions or events ("Events of Default") shall occur and, except as set forth in subsection 8.2, be continuing:

8.1   FAILURE TO MAKE PAYMENTS WHEN DUE.

           Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2   DEFAULT IN OTHER AGREEMENTS.

           (i)  Failure of Company or any of its Subsidiaries to pay when due
(a) any principal of or interest on any Indebtedness with an aggregate principal amount of $1,000,000 or more or (b) any Contingent Obligations with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of any loan agreements, mortgages, indentures, notes or other agreement or evidence of any such Indebtedness with an aggregate principal amount of $1,000,000 or more or any such Contingent Obligations with an aggregate principal amount of $1,000,000 or more if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); it being agreed and understood that any payment default described in clause (i) above or any breach or default described in clause (ii) above shall be deemed to be a continuing Event of Default hereunder unless, prior to any acceleration of the Obligations pursuant to this Section 8, such non-payment, breach or default is cured or waived by the holders of such Indebtedness or Contingent Obligation without (a) any consent, waiver or other fee (excluding any fixed amendment or waiver fee generally payable with respect to any waiver or amendment under the terms of such Indebtedness or Contingent Obligations as in effect prior to such payment default, breach or default) being paid to such holders, (b) unscheduled prepayments of such Indebtedness or Contingent Obligations, (c) any additional collateral (or if such Indebtedness or Contingent Obligations were theretofore unsecured, any collateral) being encumbered to secure such Indebtedness or Contingent Obligations or any additional guaranties thereof (or if such Indebtedness or Contingent Obligations were not theretofore guarantied, any guaranty thereof), (d) any amendment to or modification of the terms of such Indebtedness or Contingent Obligations, except any such amendment or modification as


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

may be necessary to relax the provisions thereof to cure such non-payment, breach or default, in which event such non-payment, breach or default shall cease to constitute an Event of Default hereunder; or

8.3   BREACH OF CERTAIN COVENANTS.

           Failure of Company to perform or comply with any term or condition contained in subsection 2.5, 6.2 or 6.8 or Section 7 of this Agreement; or

8.4   BREACH OF WARRANTY.

           Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5   OTHER DEFAULTS UNDER LOAN DOCUMENTS.

           Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents to which it is a party, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Executive Officer of Company becoming aware of such default or (ii) receipt by Company of notice from Agent or any Lender of such default; or

8.6   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

           (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or


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

8.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

           (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or any committee thereof) of Company or any of its Material Subsidiaries shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8   JUDGMENTS AND ATTACHMENTS.

           Any money judgments, writs or warrants of attachment or similar process involving, in the aggregate at any time, an amount in excess of $1,000,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than ten days prior to the date of any proposed sale thereunder); or

8.9   DISSOLUTION.

           Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or any such Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 45 days; or

8.10  INVALIDITY OF GUARANTY.

          The Guaranty, for any reason other than satisfaction in full of all Obligations, ceases to be in full force and effect or is declared null and void; any Guarantor shall default in any material respect in the performance or observation of any term, covenant, condition or agreement on its part to be performed or observed under the Guaranty; any Guarantor shall contest in any manner that the Guaranty constitutes its valid and enforceable agreement; or any Guarantor denies that it has any further liability under the Guaranty or gives notice to such effect; or

8.11  FAILURE OF SECURITY.

           Any Collateral Document, for any reason other than the satisfaction in full of all Obligations shall cease to be in full force and effect or the protection or security afforded Agent and Lenders in any substantial portion of the Collateral purported to be encumbered thereby is in


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any material respect impaired for any reason (other than the release thereof in accordance with subsection 9.6 or the gross negligence of Agent); Company shall default in any material respect in the performance or observation of any term, covenant, condition or agreement on its part to be performed or observed under the Collateral Documents; or for any reason (other than the release of Collateral in accordance with subsection 9.6 or the gross negligence of Agent) Agent shall fail to have a valid, perfected and enforceable first-priority Lien on any Collateral; or Company shall contest in any manner that any Collateral Document to which it is a party constitutes its valid and enforceable agreement; or Company shall assert in any manner that it has no further obligation or liability under any such Collateral Document which has not, theretofore, been terminated in accordance with subsection 9.6; or

8.12  MATERIAL ADVERSE EFFECT.

           Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect as determined by Requisite Lenders; or

8.13  CHANGE IN CONTROL.

           The Principal Shareholders, collectively, shall cease to beneficially own and control (directly or indirectly) at least 25% of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company, or any person (as such term is used in Section 13(d) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) other than a Principal Shareholder acquires a beneficial ownership (as defined in Rule 13d under the Exchange Act) of equal to or greater than 25% of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company, it being agreed (a) that, for the purposes of this subsection 8.13 only, the term "Principal Shareholders" shall include any spouse or descendant of the Principal Shareholders, and any trust, partnership or corporation of which the Principal Shareholders, their spouses, or their descendants are the primary beneficiaries or hold a majority of the interests therein, as the case may be and (b) that no Event of Default shall be deemed to arise under this subsection 8.13 as the result of the merger or liquidation of any of Company's Subsidiaries into Company or any other Subsidiary of Company or the contribution of the stock of any Subsidiary of Company to Company, in each case to the extent permitted under subsection 7.6, provided that no Event of Default would arise under this subsection 8.13 as the result of any changes in the ownership or control of Company or the surviving Subsidiary caused by such merger or liquidation:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7 with respect to the Company or any Guarantor, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender


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

to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(ii).

           Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

           Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

SECTION 9.     AGENT

9.1   APPOINTMENT.

           BofA is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.


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

9.2   POWERS; GENERAL IMMUNITY.

      A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

      C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority


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vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

      D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its affiliates may receive information regarding the Company (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that the Agent shall be under no obligation to provide such information to them.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

           Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4   RIGHT TO INDEMNITY.

           Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such


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additional indemnity is furnished.  Should Agent receive reimbursement from
Company of any amount as to which Agent shall have theretofore received payment from Lenders under this subsection 9.4, Agent shall, to the extent it receives reimbursement from Company, remit to Lenders their ratable share of the amount so reimbursed.

9.5   SUCCESSOR AGENT.

      A. SUCCESSOR AGENT. Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders and the Company (unless an Event of Default has occurred and is continuing) shall have the right to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. If no successor agent has accepted appointment as Agent by the date which is 30 days following or retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above.

      B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BofA or its successor as Swing Line Lender, and any successor Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Agent and Swing Line Lender substantially in the form of EXHIBIT V annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

      C. SUCCESSOR ISSUING LENDER. Any resignation or removal of Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BofA or its successor as Issuing Lender with respect to any Letter of Credit that has not yet been issued as of the date of resignation or removal, and any successor Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Issuing Lender for all purposes hereunder with respect to Letters of Credit issued after the date of such appointment.


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9.6   COLLATERAL DOCUMENTS.

           Each Lender hereby further authorizes Agent to enter into the Collateral Documents, as secured party on behalf of and for the benefit of each Lender (as a Lender hereunder), and agrees to be bound by the terms of each such Collateral Document; PROVIDED that, except as provided in the next paragraph of this subsection, Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of Requisite Lenders; PROVIDED FURTHER that Agent shall not, except as provided in the next paragraph of this subsection, enter into any such amendment, modification, termination or waiver if the effect thereof is to release any Collateral from the Lien purported to be granted thereunder, to terminate any such agreement or to release any party from its obligations thereunder. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Agent for the benefit of all Lenders in accordance with the terms thereof.

           Notwithstanding any provisions of this Agreement to the contrary, Agent is hereby authorized to and shall, upon the terms and conditions set forth in the Collateral Documents, and provided no Event of Default has occurred and is continuing or would result therefrom, release any Collateral encumbered thereunder, in connection with any sale, transfer or other disposition of such Collateral permitted under subsection 7.6.

SECTION 10.    MISCELLANEOUS

10.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

      A. GENERAL. Subject to the provisions of this Section 10, each Lender shall have the right at any time to sell, assign or transfer to any Eligible Assignee all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment or transfer shall, without the consent of Company, require Company to file a registration statement with the SEC or apply to qualify such sale, assignment or transfer under the securities laws of any state; PROVIDED FURTHER that no such sale, assignment or transfer of any Letter of Credit or any participation therein may be made separately from a sale, assignment or transfer of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment or transfer; and PROVIDED, FURTHER that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described above to any Person other than a successor Agent and Swing Line Lender to the extent contemplated by subsection 9.5.
Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.


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

      B.   ASSIGNMENTS.

           (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Lender proposing to make any assignment of its Commitment, Loans, Letters of Credits or participations therein, or other Obligations shall provide Company with at least ten (10) Business Day's prior written notice of such assignment and the intended assignee. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $10,000,000 to any other Eligible Assignee with the consent of Company and Agent (which consent of Agent shall not be unreasonably withheld); PROVIDED that any such assignment in accordance with either clause (a) or (b) above shall effect a pro rata assignment of the Revolving Loans (and participations in Letters of Credit) and the Revolving Loan Commitment of the assigning Lender, on the other hand. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery , acceptance and recordation in the Register, from and after the effective date specified in such Assignment Agreement,
      (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender.

           (ii) ACCEPTANCE BY AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if such Assignment Agreement has


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

      been completed and is in substantially the form of EXHIBIT VIII hereto and if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

      C. NO PARTICIPATIONS. No Lender shall sell or grant participations to any Person in all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it except for participations required to be sold or granted to, or required to be purchased by, other Lenders pursuant to the express terms of this Agreement; PROVIDED that a Lender may sell or grant a participation to its own Affiliate.

      D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that
(i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and
(ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      E. INFORMATION. Each Lender, if it obtains prior written approval from Company, may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and prospective assignees, in each case subject to subsection 10.19.

10.2  EXPENSES.

           Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated


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

hereby and thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3  INDEMNITY.

           In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4  SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or


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owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8.

10.5  RATABLE SHARING.

           Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall
(i) notify Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may, subject to subsection 10.4, exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6  AMENDMENTS AND WAIVERS.

           No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit; changes any Lender's Pro Rata Share; changes in any manner the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver


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of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any commitment and letter of credit fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit or the making of Refunded Swing Line Loans; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(ii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iii) no amendment, modification, termination or waiver of any provision of Section 3 or of any other provision of this Agreement relating to the Letters of Credit shall be effective without the written concurrence of the Issuing Lender and (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7  INDEPENDENCE OF COVENANTS.

           All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  NOTICES.

           Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to


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each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6C, 2.7, 3.5A, 3.6, 10.2 and 10.3 and the agreements of Lenders set forth in subsections 9.2C,
9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

           No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 MARSHALLING; PAYMENTS SET ASIDE.

           Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 SEVERABILITY.

           In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


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

10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

           The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 HEADINGS.

           Section and subsection headings in this Agreement are included herein for con venience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 APPLICABLE LAW.

           THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16 SUCCESSORS AND ASSIGNS.

           This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8,


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

such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18 WAIVER OF JURY TRIAL.

           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 CONFIDENTIALITY.

           Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company (it being agreed that information marked or bearing a legend reading "Confidential" shall be so identified) in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee or transferee in connection with the contemplated assignment or transfer by such Lender of any Loans (with the prior written consent of Company) or as required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.


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10.20 COUNTERPARTS; EFFECTIVENESS.

           This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21 EXISTING CREDIT AGREEMENT

      Each of the Lenders agrees, for the benefit of the Company and each Person Party to the Existing Credit Agreement or any Loan Documents (as defined in the Existing Credit Agreement), that the Existing Credit Agreement and all Loan Documents (as defined in the Existing Credit Agreement), except for the Shareholder Pledge Agreement, are hereby superceded in their entirety by this Agreement and terminated (notwithstanding any provisions relating to termination contained in the Loan Documents (as defined in the Existing Credit Agreement)) and shall be of no further force and effect.

                     [Remainder of page intentionally left blank]


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

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

               COMPANY:       OAKLEY, INC.


                              By: /s/ Thomas George
                                 -----------------------------------------------
                              Name: Thomas A. George
                              Title: CFO
                              Notice Address:

                              Oakley, Inc.
                              One Icon
                              Foothill Ranch, California 92610
                              TELECOPY: (714) 454-0394
                              ATTENTION: Thomas George, Chief Financial Officer


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

               AGENT: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS AGENT

                              By: /s/ Patrick W. Zetzman
                                 -----------------------------------------------
                              Name: Patrick W. Zetzman
                              Title: Vice President


                              Notice Address:

                              Bank of America National Trust and Savings
                                 Association

                              Agency Management #10831
                              1455 Market Street, 12th Floor
                              San Francisco, CA  94103
                              Attention: Patrick Zetzman, Vice President


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

               LENDERS:       BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION

                              By: /s/ Elizabeth Amendt
                                 -----------------------------------------------
                              Name: Elizabeth Amendt
                              Title: Vice President

                              Notice Address:

                              Bank of America
                              675 Anton Boulevard, 2nd Floor
                              Costa Mesa, California 92626
                              Telecopy: (714) 850-6586
                              Attention: Ms. Elizabeth M. Amendt

                              UNION BANK OF CALIFORNIA, N.A.

                              By: /s/ Margaret Furbank
                                 -----------------------------------------------
                              Name: Margaret Furbank
                              Title: Vice President

                              Notice Address:

                              Union Bank of California, N.A.
                              500 South Main Street, Suite 200
                              Orange, California 92868
                              Telecopy: (714) 565-5770
                              Attention: Ms. Margaret Yetter Furbank

                              THE CHASE MANHATTAN BANK

                              By: /s/ Maureen Morgan
                                 -----------------------------------------------
                              Name: Maureen Morgan
                              Title: Vice President

                              Notice Address:

                              The Chase Manhattan Bank
                              1375 Broadway, 8th Floor
                              New York, New York  10018
                              Telecopy: (212) 827-4497
                              Attention: Maureen Morgan, Vice President